Exhibit 99.1

Fathom Holdings Reports First Quarter 2025 Results
– Fathom achieved a 32% year-over-year revenue increase in the first quarter, beating analyst expectations by 12% –
CARY, NC, May 13, 2025 – Fathom Holdings Inc. (Nasdaq: FTHM) (“Fathom” or the “Company”), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings for brokerages and agents, today reported financial results for the first quarter ended March 31, 2025.
"Fathom achieved a 32% year-over-year revenue increase in the first quarter, beating analyst expectations by 12%," said Marco Fregenal, CEO of Fathom Holdings. “We also increased our agent network by 22% and closed transactions increased by 26% over Q1 2024.”
"Although we expect 2025 to remain challenging for the real estate industry, we expect Fathom’s positive momentum to continue. We are, in fact, currently expecting to be EBITDA positive in Q2 of 2025. Our mission remains steadfast: to build a best-in-class, technology-driven platform that empowers agents, streamlines transactions, and delivers long-term value for our shareholders. We are confident these efforts will foster ongoing success, even in a dynamic market environment. We are focused on driving higher gross profit from ancillary services, increased efficiencies in the My Home Group operation, and higher margins from the recently launched Elevate program.”
During the first quarter, Fathom successfully launched its innovative “Elevate” program, a concierge-level initiative designed to significantly enhance agent productivity, transaction efficiency, and overall profitability. Elevate offers agents a powerful suite of services, including comprehensive marketing, lead generation and conversion, dedicated transaction support, personalized coaching, recruiting assistance, and priority customer service.

“We believe Elevate will enhance agent growth by helping agents increase their business as they become more productive. More importantly, we anticipate the program will significantly enhance long-term profitability by increasing gross profit per transaction,” Fregenal added. “Our goal is to ramp up the program to 100 new agents per month by Q4 of 2025.”
First Quarter 2025 Financial Results
•Fathom’s total revenue increased 32.1% to $93.1 million for the first quarter of 2025, up from $70.5 million in the first quarter of 2024.
•Brokerage revenue increased by 35.9% to $88.9 million for the first quarter of 2025, up from $65.4 million in the first quarter of 2024.
•Mortgage revenue increased 13% to $2.6 million for the first quarter of 2025, up from $2.3 million in the first quarter of 2024.
•Title revenue increased 43% to $1.0 million for the first quarter of 2025, up from $0.7 million in the first quarter of 2024.
•Gross profit increased 13% to $8.1 million for the first quarter of 2025, up from $7.2 million in the first quarter of 2024.
First Quarter 2025 Operational Highlights
•Fathom’s real estate agent network grew 22.8% to approximately 14,715 agent licenses at March 31, 2025, up from approximately 11,986 agent licenses at March 31, 2024.
•Fathom’s real estate transactions grew 26% to approximately 9,715 in the first quarter of 2025, up from approximately 7,703 transactions in the first quarter of 2024.
•Successfully launched the Elevate program.
•On March 10, 2025, the Company issued and sold shares of its common stock to certain investors and members of the Company’s Board in a registered direct offering (the “2025 Offering”). The cash proceeds to the Company from the issuance of the shares of common stock in the 2025 Offering were approximately $2.7 million after deducting the offering expenses.

Segment revenue for the 2025 first quarter, compared with the 2024 first quarter was as follows:

	Revenue
	Three months ended March 31,
(Revenue $ in millions)	2025	2024
	UNAUDITED
Real Estate Brokerage	$88.9	$65.4
Mortgage	2.6	2.3
Technology	1.1	1.1
Corporate and other services (a)	0.5	1.7
Total revenue	$93.1	$70.5
(a)Transactions between segments are eliminated in consolidation. Such amounts are eliminated through the Corporate and other services line.
GAAP net loss for the 2025 first quarter was $5.6 million, or $0.24 per share, compared with a loss of $5.9 million, or $0.31 per share, for the 2024 first quarter. This decrease was primarily due to a reduction in agent recruiting commissions.

General and Administrative expense totaled $8.6 million for the 2024 first quarter, or 9.3% of revenue, compared with $9.0 million or 12.8% of revenue for the first quarter of 2024. This was primarily due to our continued focus on reducing expenses.
Driven by many of the factors discussed above, Adjusted EBITDA loss, a non-GAAP measure, was relatively constant at $1.5 million in the first quarter of 2025 compared with an Adjusted EBITDA loss of approximately $1.5 million for the 2024 first quarter. Fathom is committed to achieving and remaining Adjusted EBITDA positive moving forward.
Fathom provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company's cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.
Guidance/Long-Term Targets
Given the initial success of Elevate, the Company has elected to temporarily suspend guidance while it works with its newly formed Strategy Committee of the Board of Directors to forecast 2025.
Conference Call
Fathom management will hold a conference call today (May 13, 2025) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these financial results.
Toll Free: 888-506-0062
International: 973-528-0011
Passcode: 518591 or 'Fathom Holdings'
Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.
A live audio webcast of the conference call will be available in listen-only mode simultaneously and available via the investor relations section of the Company’s website at www.FathomInc.com.
A telephone replay of the call will be available through May 27, 2025.
Toll Free: 877-481-4010
International: 919-882-2331
Replay Passcode: 52105
About Fathom Holdings Inc.
Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Encompass Lending, intelliAgent, LiveBy, Real Results, Verus Title, and Cornerstone. For more information, visit www.FathomInc.com.
Cautionary Note Concerning Forward-Looking Statements
This press release contains "forward-looking statements" that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with general economic conditions, including rising interest rates; its ability to generate positive operational cash flow; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving profitability over time; risks related to ongoing and future litigation; and other risks as set forth in the Risk

Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
Investor Contact:
Dave Gentry, CEO
RedChip Companies, Inc.
1-407-644-4256
FTHM@redchip.com

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share data)

	Three Months Ended March 31,
	2025	2024
	UNAUDITED
Revenue	$93,135	$70,503
Commission and service costs	85,047	63,637
General and administrative	8,647	9,000
Marketing	1,370	1,201
Technology and development	1,937	1,590
Litigation contingency	4	—
Depreciation and amortization	554	728
Loss from operations	(4,424)	(5,653)

Other expense (income), net
Interest expense, net	156	105
Other nonoperating expense	1,049	152
Other expense, net	1,205	257
Loss before income taxes	(5,629)	(5,910)
Income tax expense	17	17
Net loss	$(5,646)	$(5,927)

Net loss per share:
Basic	$(0.24)	$(0.31)
Diluted	$(0.24)	$(0.31)
Weighted average common shares outstanding:
Basic	23,407,905	19,178,474
Diluted	23,407,905	19,178,474
The accompanying notes are an integral part of the condensed consolidated financial statements.

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2025	December 31, 2024
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$7,976	$7,127
Restricted cash	195	263
Accounts receivable	3,133	3,147
Other receivable - current	3,000	4,000
Mortgage loans held for sale, at fair value	9,508	4,772
Prepaid and other current assets	6,962	5,647
Total current assets	30,774	24,956
Property and equipment, net	1,783	1,854
Lease right of use assets	4,370	3,781
Intangible assets, net	19,561	20,234
Goodwill	21,498	21,498
Other receivable - long-term	3,000	3,000
Other assets	31	74
Total assets	$81,017	$75,397
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,199	$4,305
Accrued and other current liabilities	5,862	4,894
Warehouse lines of credit	9,269	4,556
Lease liability - current portion	1,483	1,237
Long-term debt - current portion	4,158	4,389
Total current liabilities	25,971	19,381
Lease liability, net of current portion	3,818	3,522
Long-term debt, net of current portion	5,086	5,087
Other long-term liabilities	2,727	2,726
Total liabilities	37,602	30,716
Commitments and contingencies (Note 18)
Stockholders’ equity:
Common stock (no par value)	—	—
Additional paid-in capital	142,224	137,844
Accumulated deficit	(98,809)	(93,163)
Total stockholders' equity	43,415	44,681
Total liabilities and stockholders’ equity	$81,017	$75,397
The accompanying notes are an integral part of the condensed consolidated financial statements.

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,646)	$(5,927)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,440	1,480
Non-cash lease expense	357	529
Deferred financing cost amortization	25	—
Gain on sale of mortgages	(1,491)	(1,215)
Stock-based compensation	1,506	2,652
Deferred income taxes	1	5
Change in operating assets and liabilities:
Accounts receivable	15	356
Prepaid and other current assets	(315)	(901)
Other assets	43	8
Accounts payable	893	434
Accrued and other current liabilities	1,089	1,112
Operating lease liabilities	(404)	(566)
Mortgage loans held for sale originations	(54,687)	(49,598)
Proceeds from sale and principal payments on mortgage loans held for sale	51,441	50,684
Net cash used in operating activities	(5,733)	(947)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(25)	(1)
Purchase of intangible assets	(670)	(534)
Amounts paid for business and asset acquisitions, net of cash acquired	(120)	—
Other investing activities	—	—
Net cash used in investing activities	(815)	(535)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(257)	(148)
Deferred acquisition consideration payments	—	(83)
Borrowings from warehouse lines of credit	54,959	49,440
Repayment on warehouse lines of credit	(50,247)	(49,277)
Proceeds from the issuance of common stock in connection with a public offering	3,043	—
Payment of offering cost in connection with issuance of common stock in connection with public offering	(169)	(28)
Net cash provided by (used in) financing activities	7,329	(96)
Net increase (decrease) in cash, cash equivalents, and restricted cash	782	(1,578)
Cash, cash equivalents, and restricted cash at beginning of period	7,389	7,540
Cash, cash equivalents, and restricted cash at end of period	$8,171	$5,962

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$90	$90
Right of use assets obtained in exchange for new lease liabilities	$946	$1,284
Reconciliation of cash and restricted cash:
Cash and cash equivalents	$7,976	$5,682
Restricted cash	195	280
Total cash, cash equivalents, and restricted cash shown in statement of cash flows	$8,171	$5,962

The accompanying notes are an integral part of the condensed consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Net loss	$(5,646)	$(5,927)
Stock based compensation	1,506	2,652
Depreciation and amortization	1,440	1,480
Litigation contingency	4	—
Other expense, net	1,205	257
Income tax expense	17	17
Adjusted EBITDA	$(1,474)	$(1,521)
Note about Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate our core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define the non-GAAP financial measure of Adjusted EBITDA as net income (loss), excluding other expense, income tax benefit, depreciation and amortization, share-based compensation expense, gain on sale of business benefit, NAR related litigation contingency expenses and transaction-related cost.
We believe that Adjusted EBITDA provides useful information about our financial performance, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to a key metric used by our management for financial and operational decision-making. We believe that Adjusted EBITDA helps identify underlying trends in our business that otherwise could be masked by the effect of the expenses that we exclude in Adjusted EBITDA. In particular, we believe the exclusion of share-based compensation expense related to restricted stock awards and stock options and transaction-related costs associated with our acquisition activity provides a useful supplemental measure in evaluating the performance of our operations and provides better transparency into our results of operations. Adjusted EBITDA also excludes other income and expense, net which primarily includes nonrecurring items, such as, gain on debt extinguishment, gain on sale of business, severance costs, and non-cash items representing reserves on certain agent fee collection, if applicable.
We are presenting the non-GAAP measure of Adjusted EBITDA to assist investors in seeing our financial performance through the eyes of management, and because we believe this measure provides an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure. Some of these limitations are that:
•Adjusted EBITDA excludes share-based compensation expense related to restricted stock awards, restricted stock unit awards, and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of our compensation strategy;
•Adjusted EBITDA excludes transaction-related costs primarily consisting of professional fees and any other costs incurred directly related to acquisition activity, which is an ongoing part of our growth strategy and therefore likely to occur;

•Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and capitalized software costs, however, the assets being depreciated and amortized may have to be replaced in the future;
•Adjusted EBITDA excludes the gain on the sale of the business, as this item is non-recurring and not indicative of the company’s core operating performance; and
•Adjusted EBITDA excludes NAR related litigation expenses, which could continue to be significant recurring expenses in our business until a final settlement has been approved by the court.